Exhibit 10.4


                 Term Sheet for Employment of Walter A. Parrent
                    by The Peoples Bank and Trust Company and
                       The Peoples BancTrust Company, Inc.


     The Peoples Bank and Trust Company (the "Bank") and The Peoples BancTrust Company, Inc. (the "Company") hereby offer employment to Walter A. Parrent ("Parrent") on the terms described herein.

1. Position. Parrent will serve as President and Chief Executive Officer of each of the Company and the Bank. Parrent will be a member of the Board of Directors of the Company and the Bank.

2.   Date of Commencement of Employment. September 9, 2005.

3. Salary. The Bank shall pay Parrent an annual base salary of $300,000, payable at such intervals as other salaried employees of the Bank are paid.

4. Bonus. Parrent shall be eligible to receive a bonus, which shall be determined by the Board of Directors of the Bank. There is no guarantee that any bonus will be earned or paid.

5. Automobile Allowance. Parrent shall be provided with a monthly automobile allowance in accordance with current Bank policy.

6. Club Dues. The Bank shall pay membership dues for Parrent as a member of the Capital City Club.

7. Housing. The Bank shall furnish suitable furnished living accommodations at a location to be selected by Parrent. At the end of each calendar year, the Bank shall pay to Parrent a sum sufficient to cover income tax liability incurred by Parrent due to the Bank providing living accommodations.

8. Health and Disability Insurance. The Company and/or the Bank shall provide health insurance coverage and disability insurance coverage on the same terms as provided from time to time to other management employees of the Company and the Bank.

9. Death Benefit. In the event of the death of Parrent while employed by the Company and the Bank, due to any cause other than suicide, one-half of Parrent's annual base salary at the time of death shall be paid to Parrent's widow (or his estate if his widow does not survive him) for one year following Parrent's death at the same intervals as other management employees of the Bank are paid.


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10.  Stock Options. Parrent shall be granted options to acquire 50,000 shares of the Company's common stock under the Company's 1999 Stock Option Plan (the "Option Plan"). The options shall be granted effective the date on which employment commences and shall have a term of ten years. The options will vest one-third per year beginning one year following the date on which employment commences. That number of options eligible to qualify as incentive stock options under Section 422 of the Internal Revenue Code shall be granted as incentive stock options and the remaining options shall be non-qualified stock options. The options shall have an exercise price equal to the fair market value of a share of the Company's common stock on the effective date of grant, the date on which employment commences. The options shall vest in full upon the death of Parrent or upon a change of control of the Company, as defined in the Option Plan. The detailed terms of the option grant will be set forth in a Stock Option Agreement to be executed by the Company and Parrent.

11. Restricted Stock. Parrent shall be granted under the Key Employee Restricted Stock Plan (the "Restricted Stock Plan") a number of shares of restricted stock to be mutually agreed upon by Parrent and the Compensation Committee of the Board of Directors of the Company. The shares of restricted stock will vest over a three-year period beginning one year following the date on which employment commences. The shares will not be issued until the Company has had an opportunity to satisfy Nasdaq notification requirements and file a registration statement on Form S-8 with the Securities and Exchange Commission to register the shares of restricted stock, which notification and registration the Company will make reasonable efforts to complete and file as soon as administratively practicable after Parrent's employment commences. Vesting of the restricted stock shall be accelerated in the event of the disability or death of Parrent (other than by suicide) and upon a change of control of the Company, as defined in the Restricted Stock Agreement. The detailed terms of the restricted stock grant will be set forth in the Restricted Stock Plan and Agreement.

12. No Right to Continued Employment. Nothing contained in this Term Sheet shall limit in any way the right of the Company, the Bank or Parrent to terminate Parrent's employment at any time for any reason.


The Peoples BancTrust Company, Inc.

By: /s/ Ted M. Henry                                  Dated: September 9, 2005
   -----------------------------------                      --------------------


The Peoples Bank and Trust Company

By: /s/ Ted M. Henry                                  Dated: September 9, 2005
   -----------------------------------                      --------------------


Agreed to and accepted this 9th day of
September, 2005.

/s/ Walter A. Parrent
---------------------------------------
           Walter A. Parrent


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